Exhibit 10.2

Note Purchase Agreement

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND, ACCORDINGLY, MAY NOT BE, NOR MAY ANY INTEREST THEREIN BE, OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY, SUBJECT TO CERTAIN EXCEPTIONS, A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THIS NOTE IN THE EVENT OF A PARTIAL CONVERSION. AS A RESULT, FOLLOWING ANY CONVERSION OF ANY PORTION OF THIS NOTE, THE OUTSTANDING PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE PRINCIPAL AMOUNT SET FORTH BELOW.

EMAGIN CORPORATION

6% SENIOR SECURED CONVERTIBLE NOTE DUE 2007-2008

No. 2007-SW	$500,000.00
New York, New York
April 9, 2007

FOR VALUE RECEIVED, EMAGIN CORPORATION, a Delaware corporation (hereinafter called the “Company”), hereby promises to pay to STILLWATER LLC, or registered assigns (the “Holder”), or order, the sum of Five Hundred Thousand Dollars ($500,000.00), in installments on the Installment Maturity Date and on the Final Maturity Date, and to pay interest on the unpaid principal balance hereof at the Applicable Rate from the date hereof, until the same becomes due and payable, whether at maturity or upon acceleration or by redemption or repurchase in accordance with the terms hereof or otherwise. Any amount, including, without limitation, principal of or interest on this Note, the Optional Redemption Price and the Repurchase Price, that is payable under this Note that is not paid when due shall bear interest at the Default Rate from the due date thereof until the same is paid (“Default Interest”). Regular interest shall be payable in arrears on each Interest Payment Date, commencing on June 1, 2007, on the principal amount outstanding on such date. Regular interest on this Note shall be computed on the basis of a 360-day year of 12 30-day months and actual days elapsed. No regular interest shall be payable on an Interest Payment Date on any portion of the principal amount of this Note which shall have been redeemed prior to such Interest Payment Date so long as the Company shall have complied in full with its obligations with respect to such redemption.

All payments of principal of and premium, if any, interest, and other amounts on this Note shall be made in lawful money of the United States of America. All payments shall be made by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Payment Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. Certain capitalized terms used in this Note are defined in Article I.

The obligations of the Company under this Note shall rank in right of payment on a parity with all other unsubordinated obligations of the Company for indebtedness for borrowed money or the purchase price of property. This Note is issued pursuant to the Note Purchase Agreement and the Holder and this Note are subject to the terms and entitled to the benefits of the Note Purchase Agreement. This Note is entitled to the benefits of the Security Agreements and the Lockbox Agreement.

This Note is one of a duly authorized issue of the Company’s 6% Senior Secured Convertible Notes due 2007-2008 limited to an aggregate principal amount of $7,000,000.00 (excluding 6% Senior Secured Convertible Notes due 2007-2008 issued in replacement of lost, stolen, destroyed or mutilated notes or issued on transfer of such notes).

The following terms shall apply to this Note:

ARTICLE I

DEFINITIONS

1.1 Certain Defined Terms. (a) All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Note.

(b) The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Accredited Investor” means an “accredited investor” as that term is defined in Rule 501 of Regulation D under the 1933 Act.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the subject Person. For purposes of this definition, “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Aggregation Parties” shall have the meaning provided in Section 6.7(a).

“Alexandra” means Alexandra Global Master Fund Ltd., a British Virgin Islands international business company.

“AMEX” means the American Stock Exchange, Inc.

“Applicable Rate” means 6 percent per annum; provided, however, that if an Event of Default shall have occurred, then the Applicable Rate shall be increased to 12 percent per annum during the period from the date of such Event of Default until the date no Event of Default is continuing (or such lesser rate as shall be the highest rate permitted by applicable law).

“Average Daily Trading Volume Threshold” means, with respect to any period, that the average daily trading volume of the Common Stock during such period as reported by Bloomberg, L.P. (or if such source ceases to be available, a comparable source selected by the Holder and acceptable to the Company in its reasonable judgment) shall be at least 500,000 shares (such amount to be subject to equitable adjustment for stock splits, stock dividends and similar events relating to the Common Stock that are reflected in the trading market for the Common Stock on or before the last Trading Day in such period).

“Board of Directors” means the Board of Directors of the Company.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, or duly authorized committee thereof (to the extent permitted by applicable law), and to be in full force and effect on the date of such certification, and delivered to the Holder.

“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks in The City of New York are authorized or required by law or executive order to remain closed.

“Cash and Cash Equivalents Balances” of any Person on any date shall be determined on an unconsolidated basis from such Person’s books maintained in accordance with Generally Accepted Accounting Principles, and means, without duplication, the sum of (1) the cash held by such Person on such date and available for use by such Person on such date, (2) all assets which would, on a balance sheet of such Person prepared as of such date in accordance with Generally Accepted Accounting Principles, be classified as cash equivalents; provided, however, that (x) for purposes of computing the Cash and Cash Equivalents Balances as of any date, no amount shall be included as cash or a cash equivalent if such amount is subject to any lien, charge, equity or encumbrance in favor of any other Person or is subject to any agreement, arrangement or understanding by the Company with any other Person to maintain the amount thereof or which restricts the use thereof by the Company (in any such case, other than as provided in Section 3.9 of this Note and the Other Notes and other than the lien and security interest in favor of the Collateral Agent arising under the Security Agreement) (y) cash and cash equivalents described in the preceding clauses (1) and (2) that are held at any time as Collateral under the Security Agreement and in which the Collateral Agent has a perfected first priority security interest and which are not subject to any lien, charge, equity or encumbrance in favor of any other Person shall be included in determining the amount of Cash and Cash Equivalents Balances at such time.

“Collateral” shall have the meaning provided in the Security Agreements or in either of them.

“Collateral Agent” means Alexandra, as collateral agent under the Security Agreements, or its successors.

“Common Stock” means the Common Stock, par value $.001 per share, or any shares of capital stock of the Company into which such shares shall be changed or reclassified after the Issuance Date.

“Common Stock Equivalent” means any warrant, option, subscription or purchase right with respect to shares of Common Stock, any security convertible into, exchangeable for, or otherwise entitling the holder thereof to acquire, shares of Common Stock or any warrant, option, subscription or purchase right with respect to any such convertible, exchangeable or other security.

“Company” shall have the meaning provided in the first paragraph of this Note.

“Company Certificate” means a certificate of the Company signed by an Officer.

“Company Notice” means a Company Notice in the form attached hereto as Exhibit A.

“Computed Market Price” shall mean the arithmetic average of the daily VWAPs for each of the three Trading Days immediately preceding the applicable Measurement Date (such VWAPs being appropriately and equitably adjusted for any stock splits, stock dividends, recapitalizations and the like occurring or for which the record date occurs during such three Trading Days).

“Conversion Date” means the date on which a Conversion Notice is given in accordance with Section 6.2(a).

“Conversion Notice” means a duly executed Notice of Conversion of 6% Senior Secured Convertible Note Due 2007-2008 substantially in the form of Exhibit C to this Note.

“Conversion Price” means $0.35, subject to adjustment as provided in Section 6.3.

“Current Fair Market Value” when used with respect to the Common Stock as of a specified date means with respect to each share of Common Stock the average of the closing prices of the Common Stock sold on all securities exchanges (including the NYSE, the AMEX, the Nasdaq and the Nasdaq Capital Market) on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of regular trading such day, or, if on such day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 p.m., New York City time, or, if on such day the Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked price on such day in the domestic over-the-counter market as reported by the Pink Sheets, LLC, or any similar successor organization, in each such case averaged over a period of five Trading Days consisting of the day as of which the Current Fair Market Value of Common Stock is being determined (or if such day is not a Trading Day, the Trading Day next preceding such day) and the four consecutive Trading Days prior to such day. If on the date for which Current Fair Market Value is to be determined the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Current Fair Market Value of Common Stock shall be the greater of (i) the highest price per share of Common Stock at which the Company has sold shares of Common Stock or Common Stock Equivalents during the 365 days prior to the date of such determination and (ii) the highest price per share which the Company could then obtain from a willing buyer (not an employee or director of the Company at the time of determination) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors.

“Current Market Price” shall mean the arithmetic average of the daily Market Prices per share of Common Stock for the five consecutive Trading Days immediately prior to the date in question; provided, however, that (1) if the “ex” date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 6.3(a), (b), (c), (d) or (e), occurs during such five consecutive Trading Days, the Market Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by multiplying such Market Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (2) if the “ex” date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 6.3(a), (b), (c), (d) or (e), occurs on or after the “ex” date for the issuance or distribution requiring such computation and prior to the day in question, the Market Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by multiplying such Market Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (3) if the “ex” date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Market Price for each Trading Day on or after such “ex” date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 6.3(d), whose determination shall be conclusive and described in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such “ex” date. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to Section 6.3, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of Section 6.3 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

“Default Interest” shall have the meaning provided in the first paragraph of this Note.

“Default Rate” means 12 percent per annum (or such lesser rate equal to the highest rate permitted by applicable law).

“Designated Person” means any of Mr. John Atherly, Mr. Gary Jones, and Ms. Susan Jones.

“DTC” shall have the meaning provided in Section 6.2(b).

“EBITDA” for any period shall mean the consolidated net income before taxes of the Company and its Subsidiaries, as shown on its consolidated financial statements filed with the SEC for such period and prepared in accordance with Generally Accepted Accounting Principles, on a basis consistent with the Company’s audited consolidated financial statements most recently filed with the SEC prior to the Issuance Date, increased by the amount of depreciation, amortization and interest expenses charged in computing such consolidated net income for such period.

“EBITDA Positive Quarter” means a fiscal quarter of the Company during which its EBITDA is greater than zero, as shown in the Company’s Quarterly Report on Form 10-Q filed with the SEC, in the case of the first three fiscal quarters of any fiscal year, or as shown in the Company’s Annual Report on Form 10-K, in the case of the fourth fiscal quarter of any fiscal year. In the case of the fourth fiscal quarter of any year, an EBITDA Positive Quarter may be shown by the quarterly financial data shown in the notes to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for such fiscal year, if such information is presented in sufficient detail to make such calculation, or by subtracting the EBITDA for the first three fiscal quarters of such fiscal year from the EBITDA for such fiscal year.

“Eligible Bank” means a corporation organized or existing under the laws of the United States or any other state, having combined capital and surplus of at least $100 million and subject to supervision by federal or state authority and which has a branch located in New York, New York.

“Event of Default” shall have the meaning provided in Section 4.1.

“Excluded Shares” shall have the meaning provided in Section 6.7.

“Extended Optional Redemption Date” means with respect to any portion of this Note to which Section 2.1(e) applies, the date that is 30 Trading Days, after the latest date on which the Restricted Ownership Percentage no longer restricts the Holder’s right to convert the remaining Uncovered Portion, but in no event later than the Final Maturity Date.

“FAST” shall have the meaning provided in Section 6.2(b)

“Final Maturity Date” means January 21, 2008.

“Fundamental Change” means

(a) Any consolidation or merger of the Company or any Subsidiary with or into another entity (other than a merger or consolidation of a Subsidiary into the Company or a wholly-owned Subsidiary in connection with which no change in outstanding Common Stock occurs) where the stockholders of the Company immediately prior to such transaction do not collectively own at least 51% of the outstanding voting securities of the surviving corporation of such consolidation or merger immediately following such transaction; or the sale of all or substantially all of the assets of the Company and the Subsidiaries in a single transaction or a series of related transactions; or

(b) The occurrence of any transaction or event in connection with which all or substantially all the Common Stock shall be exchanged for, converted into, acquired for or constitute the right to receive consideration (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) which is not all or substantially all common stock which is (or will, upon consummation of or immediately following such transaction or event, will be) listed on a national securities exchange or approved for quotation on Nasdaq or any similar United States system of automated dissemination of transaction reporting of securities prices; or

(c) The acquisition by a Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or group, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, of beneficial ownership of securities of the Company representing 50% or more of the combined voting power of the outstanding voting securities of the Company ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors.

“Generally Accepted Accounting Principles” for any Person means the generally accepted accounting principles and practices applied by such Person from time to time in the preparation of its audited financial statements.

“Holder” shall have the meaning provided in the first paragraph of this Note.

“Holder Notice” means a Holder Notice in the form attached hereto as Exhibit B.

“Indebtedness” means, when used with respect to any Person, without duplication:

(1) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (including obligations of such Person in respect of overdrafts, foreign exchange contracts, currency exchange agreements, currency purchase or similar agreements, Interest Rate Protection Agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or other instruments for the payment of money, or incurred in connection with the acquisition of any property, services or assets (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof), other than any account payable or other accrued current liability or obligation to trade creditors incurred in the ordinary course of business in connection with the obtaining of materials or services;

(2) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees, bankers’ acceptances, surety bonds, performance bonds or other guaranty of contractual performance;

(3) all obligations and liabilities (contingent or otherwise) in respect of (a) leases of such Person required, in conformity with Generally Accepted Accounting Principles, to be accounted for as capitalized lease obligations on the balance sheet of such Person and (b) any lease or related documents (including a purchase agreement) in connection with the lease of real property which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the landlord and the obligations of such Person under such lease or related document to purchase or to cause a third party to purchase the leased property;

(4) all direct or indirect guaranties or similar agreements by such Person in respect of, and obligations or liabilities (contingent or otherwise) of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (1) through (3);

(5) any indebtedness or other obligations described in clauses (1) through (4) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall be payable by or shall have been assumed by such Person; and

(6) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (5).

“Installment Maturity Date” means July 21, 2007.

“Interest Payment Dates” means each March 1, June 1, September 1 and December 1 and the Final Maturity Date.

“Interest Rate Protection Agreement” means, with respect to any Person, any interest rate swap agreement, interest rate cap or collar agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates, as in effect from time to time.

“Issuance Date” means December 24, 2006.

“Issuance Date of Other Notes” means July 21, 2006

“Lien” means any mortgage, lien, pledge, security interest or other charge or encumbrance, including, without limitation, the lien or retained security title of a conditional vendor.

“Lockbox Agent” means the Person serving from time to time as Lockbox Agent under the Lockbox Agreement.

“Lockbox Agreement” means that certain Lockbox Agreement, dated as of July 21, 2006, by and between the Company, the Lockbox Agent and the Collateral Agent.

“Majority Holders” means, at any time, the holders of a majority of the aggregate principal amount of this Note and the Other Notes outstanding at such time.

“Market Price” with respect to any security on any day shall mean the closing bid price of such security on such day on the Nasdaq, the Nasdaq Capital Market, the NYSE or the AMEX, as applicable, or, if such security is not listed or admitted to trading on the Nasdaq, the Nasdaq Capital Market, the NYSE or the AMEX, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading, in any such case as reported by Bloomberg, L.P. (or if such source ceases to be available, comparable source selected by the Holder and acceptable to the Company in its reasonable judgment) or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question, as reported by Pink Sheets, LLC, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any NYSE member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution.

“Measurement Date” for any sale, transfer or disposition (but not including the cancellation or expiration) of Common Stock or Common Stock Equivalents by a Designated Person means the date that is three Trading Days after the earlier of (i) the date such Designated Person files a Form 4 with the SEC with respect to such sale, transfer or disposition and (ii) the date such Designated Person is required to file a Form 4 with the SEC with respect to such sale, transfer or disposition; provided, however, that if such Designated Person is not required, or is no longer required, to file a Form 4 with respect to such sale, transfer or disposition, the Measurement Date shall be the date that is five Trading Days after the date of such sale, transfer or disposition.
“Nasdaq” means the Nasdaq Global Market.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1933 Act” means the Securities Act of 1933, as amended.

“Note” means this instrument as originally executed, or if later amended or supplemented in accordance with its terms, then as so amended or supplemented.

“Note Purchase Agreement” means the Note Purchase Agreement, dated as of July 21, 2006, by and between the Company and the original Holder of this Note or its predecessor instrument.

“NYSE” means the New York Stock Exchange, Inc.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President or the Chief Financial Officer of the Company.

“Optional Redemption Date” means the Business Day on which this Note is to be redeemed pursuant to Section 2.1.

“Optional Redemption Notice” means an Optional Redemption Notice in the form attached hereto as Exhibit D.

“Optional Redemption Period” means the period which commences on the date that is ten days after the SEC Effective Date and ends on the Final Maturity Date.

“Optional Redemption Price” means an amount in cash equal to the sum of (1) 100% of the outstanding principal amount of this Note plus (2) accrued and unpaid interest on such principal amount to the Optional Redemption Date plus (3) accrued and unpaid Default Interest, if any, on the amount referred to in the immediately preceding clause (2) at the rate provided in this Note to the Optional Redemption Date plus (4) an amount equal to the interest that would have accrued on this Note from the Optional Redemption Date until the Final Maturity Date (assuming, in case the Optional Redemption Date is prior to the Installment Maturity Date, the Company paid when due the installment of principal due on the Installment Maturity Date) had this Note not been redeemed on the Optional Redemption Date.

“Other Note Purchase Agreements” means the several Note Purchase Agreements, dated as of July 21, 2006, by and between the Company and the respective original holders of the Other Notes.

“Other Notes” means the several 6% Senior Secured Convertible Notes due 2007-2008, issued by the Company pursuant to the Other Note Purchase Agreements.

“Other Warrants” means the Common Stock Purchase Warrants issued by the Company to the original holders of the Other Notes or their respective predecessor instruments.

“Patent and Trademark Security Agreement” means the Patent and Trademark Security Agreement, dated as of July 21, 2006, by and between the Company and the Collateral Agent.

“Permitted Designated Person Sale” means a sale by John Atherly, occurring on or after January 1, 2007, of shares of Common Stock in an amount not to exceed 50,000 shares in the aggregate in any fiscal quarter of the Company (such number of shares subject to equitable adjustments for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the Issuance Date).

“Pledge and Security Agreement” means the Pledge and Security Agreement, dated as of July 21, 2006, by and between the Company and the Collateral Agent.

“Permitted Indebtedness” means

(1) Indebtedness outstanding on the Issuance Date of Other Notes prior to issuance of this Note and reflected in the Company’s financial statements included in the SEC Reports;

(2) Indebtedness evidenced by this Note and the Other Notes;

(3) Indebtedness outstanding on, or incurred after, the Issuance Date of Other Notes in an aggregate amount not to exceed $2,500,000 at any one time outstanding so long as (A) such Indebtedness (x) is incurred for the purpose of acquiring equipment owned or used or to be owned or used by the Company or any Subsidiary (or for the purpose of acquiring the capital stock or similar equity interests of a Subsidiary that is formed for the limited purpose of owning same and does not own or hold any other material assets) and does not exceed the purchase price of the equipment, capital stock or other equity interest so acquired plus reasonable transaction expenses and (y) if secured, is secured solely by the interest of the Company or one of its Subsidiaries in the equipment so acquired and rights related thereto or (B) is the reimbursement obligations and other liabilities (contingent or otherwise) of the Company or any Subsidiary with respect to letters of credit issued in lieu of cash security deposits for leases of real property or equipment used by the Company or any Subsidiary, or commercial or standby letters of credit issued in the ordinary course of the business of the Company and its Subsidiaries (the amount of which shall for this purpose be deemed to be the maximum reimbursement obligations and other liabilities (contingent or otherwise) with respect to such letters of credit, whether or not a drawing thereunder has been made);

(4) Indebtedness incurred after the Issuance Date of Other Notes not to exceed $2,500,000 at any one time outstanding that is secured solely by raw materials, works in progress and finished goods inventory and accounts receivable in a financing by a bank, finance company or other institutional lender providing receivables or inventory financing;

(5) Indebtedness incurred after the Issuance Date of Other Notes which is unsecured, subordinated to the Note and the Other Notes as to payment on terms approved in advance of such incurrence by the Majority Holders as evidenced by the written approval of the Majority Holders, and for which no payment of principal of such Indebtedness is scheduled to be due prior to the date that is six months after the Final Maturity Date;

(6) endorsements for collection or deposit in the ordinary course of business;

(7) in the case of any Subsidiary, Indebtedness owed by such Subsidiary to the Company; and

(8) Permitted Refinancing Indebtedness;

in each such case so long as at the time of incurrence of such Indebtedness no Event of Default has occurred and is continuing or would result from such incurrence and no event which, with notice or passage of time, or both, would become an Event of Default has occurred and is continuing or would result from such incurrence and so long as in the case of such Indebtedness referred to in the preceding clauses (3) through (5), inclusive, incurrence of such Indebtedness shall have been approved by the Board of Directors prior to the incurrence thereof.

“Permitted Liens” means:

(a) Liens upon any property of any Subsidiary or Subsidiaries as security for indebtedness owing by such Subsidiary to the Company;

(b) purchase money Liens upon any property acquired by the Company or any Subsidiary or Liens existing on such property at the time of acquisition and in any such case securing Permitted Indebtedness described in clause (3) of the definition of the term Permitted Indebtedness; provided that (i) no such Lien shall extend to or cover any other property of the Company or any Subsidiary, (ii) the principal amount of Indebtedness secured by each such Lien on any such property shall not exceed the cost (including such principal amount of the Indebtedness secured thereby) to the Company or the Subsidiary of the property subject thereto, and (iii) the aggregate principal amount of all Indebtedness of the Company and all Subsidiaries secured by all Liens described in this subsection (b) and any extensions, renewals or replacements thereof, at any one time outstanding, shall not exceed $2,500,000 for the Company and the Subsidiaries; and any Lien securing Indebtedness that extends, renews or replaces any Indebtedness secured by any Lien permitted by this subsection (b); provided, however, that in any such case the Lien securing any Indebtedness so extended, renewed or replaced shall not extend to or cover any other property of the Company or any Subsidiary and the principal amount of such Indebtedness extended, renewed or replaced shall not be increased;

(c) Liens securing Indebtedness permitted under clause (4) of the definition of the term Permitted Indebtedness so long as in each such case such Lien does not extend to any property of the Company or the Subsidiaries other than the accounts receivables or inventory of the Company and the Subsidiaries so financed;

(d) Liens securing this Note and the Other Notes ratably and not securing any other Indebtedness;

(e) Liens for taxes or assessments or governmental charges or levies on its property if such taxes or assessments or charges or levies shall not at the time be due and payable or if the amount, applicability, or validity of any such tax, assessment, charge or levy shall currently be contested in good faith by appropriate proceedings or necessary preliminary steps are being taken to contest, compromise or settle the amount thereof or to determine the applicability or validity thereof and if the Company or such Subsidiary, as the case may be, shall have set aside on its books reserves (segregated to the extent required by sound accounting practice) deemed by it adequate with respect thereto; deposits or pledges to secure payment of worker’s compensation, unemployment insurance, old age pensions or other social security; deposits or pledges to secure performance of bids, tenders, contracts (other than contracts for the payment of money borrowed or credit extended), leases, public or statutory obligations, surety or appeal bonds, or other deposits or pledges for purposes of like general nature in the ordinary course of business; mechanics’, carriers’, workers’, repairmen’s or other like Liens arising in the ordinary course of business securing obligations which are not overdue for a period of 60 days, or which are in good faith being contested or litigated, or deposits to obtain the release of such Liens; Liens created by or resulting from any litigation or legal proceedings or proceedings being contested in good faith by appropriate proceedings, provided any execution levied thereon shall be stayed; leases made, or existing on property acquired, in the ordinary course of business; landlords’ Liens under leases to which the Company or any Subsidiary is a party; and zoning restrictions, easements, licenses or restrictions on the use of real property or minor irregularities in title thereto; provided that all such Liens described in this subsection (d) do not, in the aggregate, materially impair the use of such property in the operations of the business of the Company or any Subsidiary or the value of such property for the purpose of such business; and

(f) Liens existing on the Issuance Date of Other Notes and listed in Schedule 4(t) to the Note Purchase Agreement.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company issued in exchange for, or the net proceeds of which are used to redeem Indebtedness represented by this Note and the Other Notes in accordance with Section 2.1; provided that so long as on or before the date of incurrence of such Permitted Refinancing Indebtedness the Company shall have (a) given the Optional Redemption Notice to the Holder and the holders of the Other Notes in accordance with Section 2.1 and (b) irrevocably deposited in trust with a trustee (other than the Company or any Subsidiary), for the exclusive benefit of the Holder and the holders of the Other Notes being redeemed, an amount at least equal to the aggregate amount that the Company will be obligated to pay in respect of such Indebtedness from such date to the date of payment in full of such Indebtedness.

“Person” means any natural person, corporation, partnership, limited liability company, trust, incorporated organization, unincorporated association or similar entity or any government, governmental agency or political subdivision.

“Principal Market” means, at any time, whichever of the Nasdaq, Nasdaq Capital Market, AMEX, NYSE or such other U.S. market or exchange is at the time the principal market on which the Common Stock is then listed for trading.

“Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Registration Statement” means the Registration Statement required to be filed by the Company with the SEC pursuant to Section 8(a)(1) of the Note Purchase Agreement.

“Repurchase Event” means the occurrence of any one or more of the following events:

(a) The Common Stock ceases to be traded on the AMEX and is not listed for trading on the Nasdaq, the Nasdaq Capital Market, the NYSE, the Over-The-Counter Bulletin Board, the Pink Sheets, LLC or any similar organization;

(b) Any Fundamental Change;

(c) The adoption of any amendment to the Company’s Certificate of Incorporation (other than any certificate designating a series of preferred stock of the Company) which materially and adversely affects the rights of the Holder or the taking of any other action by the Company which materially and adversely affects the rights of the Holder in respect of the Holder’s interest in the Common Stock in a different and more adverse manner than it affects the rights of holders of Common Stock generally; or

(d) The inability of the Holder for 20 Trading Days (whether or not consecutive) during any period of 365 consecutive days occurring on or after the SEC Effective Date to sell shares of Common Stock issued or issuable upon conversion of this Note or exercise of the Warrants pursuant to the Registration Statement (1) by reason of the requirements of the 1933 Act, the 1934 Act or any of the rules or regulations under either thereof or (2) due to the Registration Statement containing any untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading or other failure of the Registration Statement to comply with the rules and regulations of the SEC other than by reason of a review by the SEC staff of the Registration Statement or a post effective amendment to the Registration Statement excluding any such inability to sell that results from an untrue statement of a material fact in such Registration Statement or omission to state a material fact required to be stated in such Registration Statement in order to make the statements therein not misleading, which misstatement or omission was made by the Holder in written information it furnished to the Company specifically for inclusion in such Registration Statement which such information was substantially relied upon by the Company in preparation of the Registration Statement or any amendment or supplement thereto, unless the Company shall have failed timely to amend or supplement such Registration Statement after the Holder shall have corrected such misstatement or omission; or

(e) Any Event of Default specified in Article IV of this Note.

“Repurchase Price” means with respect to any repurchase pursuant to Sections 5.1 and 5.2 an amount in cash equal to the sum of (1) 100% of the outstanding principal amount of this Note that the Holder has elected to be repurchased plus (2) accrued and unpaid interest on such principal amount to the date of such repurchase plus (3) accrued and unpaid Default Interest, if any, thereon at the rate provided in this Note to the date of such repurchase.

“Restricted Ownership Percentage” shall have the meaning provided in Section 6.7(a).

“Rule 144A” means Rule 144A as promulgated under the 1933 Act.

“SEC” means the Securities and Exchange Commission.

“SEC Effective Date” means the date the Registration Statement is first declared effective by the SEC.

“SEC Reports” shall have the meaning provided in the Note Purchase Agreement.

“Security Agreement” means either or both of the Pledge and Security Agreement and the Patent and Trademark Security Agreement.

“Subsidiary” means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by the Company.

“Tender Offer” means a tender offer or exchange offer.

“Trading Day” means at any time a day on which the Principal Market is open for general trading of securities.

“Transaction Documents” means this Note, the Note Purchase Agreement, the Security Agreements, the Lockbox Agreement, the Warrants and the other agreements, instruments and documents contemplated hereby and thereby.

“Transfer Agent” means Continental Stock Transfer & Trust Company, or its successor as transfer agent and registrar for the Common Stock.

“Trigger Event” shall have the meaning provided in Section 6.3(d).

“Unconverted Portion” shall have the meaning provided in Section 2.1(d)(1).

“VWAP” of any security on any Trading Day means the volume-weighted average price of such security on such Trading Day on the Principal Market, as reported by Bloomberg Financial, L.P., based on a Trading Day from 9:30 a.m., Eastern Time, to 4:00 p.m., Eastern

Time, using the AQR Function, for such Trading Day; provided, however, that during any period the VWAP is being determined, the VWAP shall be subject to equitable adjustments from time to time on terms consistent with Section 6.3 and otherwise reasonably acceptable to the Majority Holders for (i) stock splits, (ii) stock dividends, (iii) combinations, (iv) capital reorganizations, (v) issuance to all holders of Common Stock of rights or warrants to purchase shares of Common Stock, (vi) distribution by the Company to all holders of Common Stock of evidences of indebtedness of the Company or cash (other than regular quarterly cash dividends), and (vii) similar events relating to the Common Stock, in each case which occur, or with respect to which the “ex” date occurs, during such period.

“Warrants” means Common Stock Purchase Warrants of the Company issued to the original Holder of this Note pursuant to the Note Purchase Agreement or any such instrument issued upon transfer or split up thereof.

ARTICLE II

OPTIONAL REDEMPTION; INSTALLMENT OF PRINCIPAL

2.1 Optional Redemption.  (a) At any time during the Optional Redemption Period, the Company shall have the right to redeem at any one time all of the outstanding principal amount of this Note at the Optional Redemption Price pursuant to this Section 2.1 on any Optional Redemption Date, so long as the following conditions are met:

(1) on the date the Company gives the Optional Redemption Notice and at all times to and including the Optional Redemption Date, no Event of Default and no event which, with notice or passage of time, or both, would become an Event of Default has occurred and is continuing (unless the requirements of this clause (1) will be satisfied immediately after the redemption of this Note and the Other Notes on the Optional Redemption Date and the Company shall furnish Company Certificates to the Holder to such effect on the date the Optional Redemption Notice is given to the Holder and on the Optional Redemption Date),

(2) on the date the Company gives the Optional Redemption Notice and at all times to and including the Optional Redemption Date, no Repurchase Event has occurred with respect to which the Holder has the right to exercise repurchase rights pursuant to Sections 5.1 and 5.2 or with respect to which the Holder has exercised such repurchase rights and the Repurchase Price has not been paid to the Holder and no event which, with notice or passage of time, or both, would become a Repurchase Event has occurred and is continuing,

(3) on the date the Company gives the Optional Redemption Notice and at all times thereafter to and including the Optional Redemption Date, the Registration Statement shall be effective and available for use by the Holder, the holders of the Other Notes and the holders of the Warrants for the resale of the shares of Common Stock issued and issuable upon conversion of this Note and the Other Notes and issued or issuable upon exercise of the Warrants, as the case may be, and is reasonably expected to remain effective and available for such use for at least 30 Trading Days after the Optional Redemption Date; and

(4) on the date the Company gives the Optional Redemption Notice, the Company (x) has funds available to pay the Optional Redemption Price of this Note and the redemption prices of the Other Notes, or (y) has funds which, together with the proceeds to be paid to the Company at the closing of a transaction in which the Company proposes to issue Permitted Refinancing Indebtedness, will be sufficient to pay the Optional Redemption Price of this Note and the redemption prices of the Other Notes.

In order to exercise its right of redemption under this Section 2.1, the Company shall give the Optional Redemption Notice to the Holder not less than ten Trading Days or more than 30 Trading Days prior to the Optional Redemption Date stating: (1) that the Company is exercising its right to redeem this Note in accordance with this Section 2.1, (2) the principal amount of this Note to be redeemed, (3) the Optional Redemption Price, (4) the Optional Redemption Date and (5) that all of the conditions of this Section 2.1 entitling the Company to call this Note for redemption have been met. On the Optional Redemption Date (or such later date as the Holder surrenders this Note to the Company) the Company shall pay to or upon the order of the Holder, by wire transfer of immediately available funds to such account as shall be specified for such purpose by the Holder at least one Business Day prior to the Optional Redemption Date, an amount equal to the Optional Redemption Price of the portion (which may be all) of this Note to be redeemed.

(b) In order that the Company shall not discriminate among the Holder and the holders of the Other Notes, the Company agrees that it shall not redeem any of the Other Notes pursuant to the provisions thereof similar to this Section 2.1 or repurchase or otherwise acquire any of the Other Notes (other than a mandatory redemption pursuant to provisions of the Other Notes comparable to Article V) unless the Company offers simultaneously to redeem, repurchase or otherwise acquire this Note for cash at the same unit price as the Other Note or Other Notes.

(c) The Company shall not be entitled to give an Optional Redemption Notice or to redeem any portion of this Note with respect to which the Holder has given a Conversion Notice on or prior to the date the Company gives such Optional Redemption Notice. Notwithstanding the giving of the Optional Redemption Notice, the Holder shall be entitled to convert all or any portion of this Note, in accordance with the terms of this Note, by giving a Conversion Notice at any time on or prior to the later of (1) the date which is one Trading Day prior to the Optional Redemption Date and (2) if the Company fails to pay and deliver to the Holder, or deposit in accordance with Section 7.10, the Optional Redemption Price payable on the Optional Redemption Date on or before the Optional Redemption Date, the date on which the Company pays and delivers to the Holder, or deposits in accordance with Section 7.10, such Optional Redemption Price. If after giving effect to any such conversion of this Note that occurs after the date the Company gives the Optional Redemption Notice to the Holder, the principal amount of this Note remaining outstanding is less than the amount thereof to be redeemed as stated in the Optional Redemption Notice, then the Optional Redemption Price set forth in the Optional Redemption Notice shall be adjusted to reflect the reduced outstanding principal amount of this Note and related accrued interest (and Default Interest, if any, thereon at the Default Rate) on the Optional Redemption Date resulting from any such conversions of this Note after the Company gives the Optional Redemption Notice to the Holder.

(d) (1) Notwithstanding any other provision of this Note or applicable law to the contrary, in case the Company shall give the Optional Redemption Notice to the Holder, and on the date the Company gives the Optional Redemption Notice or at any time thereafter to and including the Optional Redemption Date, the Holder shall be restricted from converting any portion of this Note by reason of the Restricted Ownership Percentage (the “Unconverted Portion”), then the Optional Redemption Date for the Unconverted Portion so called for redemption by the Company and which the Holder may not convert at any such time during such period from the date the Company gives the Optional Redemption Notice to the Optional Redemption Date may, at the election of the Holder exercised by notice to the Company given on or before the Optional Redemption Date, be extended to be the Extended Optional Redemption Date. On the applicable Extended Optional Redemption Date, the Company shall pay the Optional Redemption Price for any portion of this Note redeemed on such Extended Optional Redemption Date. Any portion of this Note for which there is an Extended Optional Redemption Date shall remain convertible by the Holder in accordance with Section 6 at any time to and including the close of business on the Business Day prior to the applicable Extended Optional Redemption Date.

(2) Notwithstanding anything to the contrary contained in Section 6.7, solely for the purposes of calculating the Restricted Ownership Percentage for purposes of this Section 2.1(d), the shares of Common Stock issuable upon exercise of the Warrants held by the Holder shall not be deemed to be Excluded Shares and shall be taken into account in calculating the Restricted Ownership Percentage to determine the amount of the Unconverted Portion.

2.2 Installments of Principal. The principal of this Note shall become due in installments as follows:

Principal Amount Due Date

$250,000.00 Installment Maturity Date

$250,000.00 Final Maturity Date

The amounts of such installments that are payable on each such date are subject to reduction as provided in Sections 5 and 6.

2.3 No Other Prepayment. Except as specifically provided in Section 2.1, this Note may not be prepaid, redeemed or repurchased at the option of the Company prior to the applicable Installment Maturity Date or the Final Maturity Date, as the case may be.

ARTICLE III

CERTAIN COVENANTS

So long as the Company shall have any obligation under this Note, unless otherwise consented to in advance by the Majority Holders:

3.1 Limitations on Certain Indebtedness. The Company will not itself, and will not permit any Subsidiary to, create, assume, incur or in any manner become liable in respect of, including, without limitation, by reason of any business combination transaction (all of which are referred to herein as “incurring”), any Indebtedness other than Permitted Indebtedness.

3.2 Maintenance of Cash and Cash Equivalents Balances. The Company shall at all times maintain Cash and Cash Equivalents Balances at least equal to $600,000; provided that the Company must maintain Cash and Cash Equivalent Balances of $200,000 from April 1, 2007 through and including May 15, 2007. Subsequent to May 15, 2007, the Company must maintain Cash and Cash Equivalents Balances of at least equal to $600,000. The Company shall certify the amount of its Cash and Cash Equivalents Balances to the Holder as of the end of each calendar quarter, and from time to time upon request of the Majority Holders, as provided herein. Not later than the due date for filing with the SEC (determined without regard to any extension thereof permitted by the SEC) the Company’s Quarterly Report on Form 10-Q (in the case of the first three calendar quarters of each year) or the Company’s Annual Report on Form 10-K (in the case of the fourth calendar quarter of each year), and within five Business Days after a request therefor made by notice to the Company from the Majority Holders, the Company shall furnish to the Holder a Company Certificate, setting forth the amount of the Company’s Cash and Cash Equivalents Balances as of the end of such calendar quarter or as of the date of such notice, as the case may be. Each Company Certificate delivered pursuant to this Section 3.2 shall state (1) the amount of the Company’s Cash and Cash Equivalents Balances and the date as of which such amount has been determined, (2) separately, the amount of cash and the amount of cash equivalents included in the amount of Cash and Cash Equivalents Balances shown in such Company Certificate and (3) that the amount of Cash and Cash Equivalents Balances stated in such Company Certificate has been determined in accordance with the terms of this Note. If necessary in order to avoid furnishing the Holder information that, for purposes of the 1934 Act, would be considered to be material non-public information if not publicly disclosed, at the time the Company furnishes each Company Certificate to the Holder the Company shall make an appropriate public announcement disclosing the information contained in such Company Certificate relating to the Cash and Cash Equivalents Balances; provided, however, that in case the Company makes no such public disclosure the Holder expressly undertakes no agreement, obligation or duty to refrain from trading in the Company’s securities while in possession of such information.

3.3 Payment of Obligations. The Company will pay and discharge, and will cause each Subsidiary to pay and discharge, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings and the Company shall have established adequate reserves therefor on its books.

3.4 Maintenance of Property; Insurance. (a) The Company will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

(b) The Company will maintain, and will cause each Subsidiary to maintain, with financially sound and responsible insurance companies, insurance, in at least such amounts and against such risks as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties.

3.5 Conduct of Business and Maintenance of Existence. The Company will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Company, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business except where (other than the Company’s corporate existence) the failure to do so would not have a material adverse effect on (i) the business, properties, operations, condition (financial or other), results of operation or prospects of the Company and the Subsidiaries, taken as a whole, (ii) the ability of the Company to perform and comply with its obligations under the Transaction Documents or (iii) the rights and remedies of the Holder or the Collateral Agent under or in connection with the Transaction Documents.

3.6 Compliance with Laws. The Company will comply, and will cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, decisions, orders and requirements of governmental authorities and courts (including, without limitation, environmental laws) except (i) where compliance therewith is contested in good faith by appropriate proceedings or (ii) where non-compliance therewith could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company and the Subsidiaries, taken as a whole.

3.7 Investment Company Act. The Company will not be or become an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended.

3.8 Limitations on Asset Sales, Liquidations, Etc.; Certain Matters. The Company shall not

(a) sell, convey or otherwise dispose of all or substantially all of the assets of the Company as an entirety or substantially as an entirety in a single transaction or in a series of related transactions; or

(b) sell one or more Subsidiaries, or permit any one or more Subsidiaries to sell their respective assets, if such sale individually or in the aggregate is material to the Company and the Subsidiaries taken as a whole, other than any such sale or sales which individually or in the aggregate could not reasonably be expected to have a material adverse effect on (i) the business, properties, operations, condition (financial or other), results of operation or financial prospects of the Company and the Subsidiaries, taken as a whole, (ii) the validity or enforceability of, or the ability of the Company to perform its obligations under, the Transaction Documents, or (iii) the rights and remedies of the Holder under the terms of the Transaction Documents; or

(c) liquidate, dissolve or otherwise wind up the affairs of the Company.

3.9 Limitations on Liens. The Company will not itself, and will not permit any Subsidiary to, create, assume or suffer to exist any Lien upon all or any part of its property of any character, whether owned at the date hereof or thereafter acquired, except Permitted Liens.

3.10 Transactions with Affiliates. The Company will not, and will not permit any Subsidiary, directly or indirectly, to pay any funds to or for the account of, make any investment (whether by acquisition of stock or Indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Indebtedness, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with, any joint enterprise or other joint arrangement with, any Affiliate of the Company, except, on terms to the Company or such Subsidiary no less favorable than terms that could be obtained by the Company or such Subsidiary from a Person that is not an Affiliate of the Company, as determined in good faith by the Board of Directors.

3.11 Rule 144A Information Requirement.  Within the period prior to the expiration of the holding period applicable to sales hereof under Rule 144(k) under the 1933 Act (or any successor provision), the Company shall, during any period in which it is not subject to Section 13 or 15(d) under the 1934 Act, make available to the Holder and any prospective purchaser of this Note from the Holder, the information required pursuant to Rule 144A(d)(4) under the 1933 Act upon the request of the Holder and it will take such further action as the Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell this Note without registration under the 1933 Act within the limitation of the exemption provided by Rule 144A, as Rule 144A may be amended from time to time. Upon the request of the Holder, the Company will deliver to the Holder a written statement as to whether it has complied with such requirements.

3.12 Limitation on Certain Issuances.  The Company shall not offer, sell or issue, or enter into any agreement, arrangement or understanding to offer, sell or issue, any Common Stock or Common Stock Equivalent (A) that is convertible into, exchangeable or exercisable for, or includes the right to receive additional shares of Common Stock either (x) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such Common Stock or Common Stock Equivalent, or (y) with a fixed conversion, exercise, exchange or purchase price that is subject to being reset at some future date after the initial issuance of such Common Stock or Common Stock Equivalent or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (but excluding customary stock split, reverse stock split, stock dividend and similar anti-dilution provisions substantially similar to those set forth in clauses (a) through (e) of Section 6.3), or (B) pursuant to an “equity line” structure in which one or more Persons commits to provide capital to the Company by the purchase of securities of the Company from time to time, whether at specified times, times determined by the Company or by such Person(s) or by mutual agreement between the Company and such Person(s), at prices based on the market prices of the Common Stock at or near the time of each purchase, which securities are registered for sale or resale pursuant to the 1933 Act; provided, however, that nothing in this Section 3.11 shall prohibit the Company from issuing shares of Common Stock for cash for the account of the Company in an offering that is underwritten on a firm commitment basis and registered with the SEC under the 1933 Act.

3.13 Certain Obligations. The Company shall not enter into any agreement which would adversely affect the Collateral Agent’s Lien on and Security Interest in the Collateral. The Company shall perform, and comply in all material respects with each agreement it enters into relating to the Collateral, the failure to comply with which could affect the Collateral Agent’s lien on and security interest in the Collateral.

3.14 Notice of Defaults. The Company shall notify the Holder promptly, but in any event not later than five days after the Company becomes aware of the fact, of any failure by the Company to comply with this Article III.

3.15 Listing Eligibility Reporting. The Company shall notify the Holder from time to time within five Business Days after the Company first learns that it does not meet any of the applicable requirements for the continued listing of the Common Stock on the Principal Market and shall make appropriate public announcement thereof so that the content of such notice shall not constitute material non-public information for purposes of the 1934 Act.

3.16 Designation of Directors.(a) So long as any principal amount of this Note or the Other Notes remains outstanding, the Majority Holders shall be entitled, from time to time, to select a Person who shall not be an Affiliate of Alexandra and who shall have the right to designate by notice to the Company up to two persons (the first of whom, subject to his completion of the D&O Questionnaire and the prompt completion of background and other reasonable due diligence investigations to the Company’s reasonable satisfaction, shall initially be Radu Auf Der Hyde) to serve from time to time as members of the Board of Directors, provided, that each of such person(s) designated to serve as a member of the Board of Directors (1) so long as Alexandra holds all or any portion of this Note or any Other Note, is reasonably acceptable to Alexandra and at least one other holder of this Note or any Other Notes and (2) is not an Affiliate of Alexandra. Any person(s) so designated for election to the Board of Directors shall enter into an agreement with Alexandra on such terms as shall be acceptable to Alexandra pursuant to which such person(s) shall agree not to share or convey any non-public information such person(s) learns in its role as a director. The Company shall, from time to time, use its best efforts to cause the election of the person(s) so designated to serve as members of the Board of Directors as promptly as possible. If for any reason under applicable law or the Company’s By-laws any such designee cannot immediately be elected to the Board of Directors, then until such time as such person(s) is elected to the Board of Directors (i) the person(s) so designated shall have the right to be present at all meetings of the Board of Directors, but shall not be entitled to vote on any action taken at such meeting, (ii) the Company shall provide notice to such person(s) of the date, place and time of each such meeting at least the same period in advance as the shortest such notice provided to any member of the Board of Directors, (iii) the Company shall provide such person(s) all agendas and other information and materials provided to the Board of

Directors contemporaneously with the time the Company provides the same to the Board of Directors and (iv) the Company shall provide to such person(s) copies of each proposed unanimous written consent of the Board of Directors which consent is given to all members of the Board of Directors for execution by the directors during such period, at the same time such written consent is given to all members of the Board of Directors. In case any person designated as a member of the Board of Directors pursuant to this Section 3.16shall resign, die, be removed from office or otherwise be unable to serve, the Majority Holders shall be entitled to appoint a Person to designate a replacement pursuant to, and in accordance with, this Section 3.16.

(b) In the event that approval of the stockholders of the Company shall be required to elect the person(s) designated to serve as a member of the Board of Directors pursuant to this Section 3.16, the Company shall call a meeting of stockholders to be held within 90 days after the date such person(s) is so designated, shall prepare and file with the SEC as promptly as practical, but in no event later than 30 days after such date, preliminary proxy materials which set forth a proposal to seek the approval of the election of such designee(s), and the Board of Directors shall recommend approval thereof by the Company’s stockholders. The Company shall mail and distribute its proxy materials for such stockholder meeting to its stockholders at least 30 days prior to the date of such stockholder meeting and shall actively solicit proxies to vote for the election of such designee(s).

(c) Notwithstanding anything herein to the contrary, so long as Alexandra holds all or any portion of this Note or any Other Note, the rights and obligations under this Section 3.16 may not be waived or amended without the consent of Alexandra.

3.17 Management Covenants. (a) Commencing on the Issuance Date of Other Notes, the Company shall withhold 10% of all cash compensation payable to each of its Chief Executive Officer, President and Chief Strategy Officer until such time as the Company shall have reported an EBITDA Positive Quarter. The Company shall give notice to the holder of the occurrence of the EBITDA Positive Quarter and once it shall have given such notice shall pay the amounts so withheld, without interest, to the respective officers in equal monthly installments during the 12-month period following such EBITDA Positive Quarter so long as such officer continues be employed by the Company during such 12-month period. The Company shall not increase the compensation payable in any form to any of its Chief Executive Officer, President and Chief Strategy Officer from the Issuance Date until the EBITDA Positive Quarter has occurred. Notwithstanding anything to the contrary contained herein, if (1) at any time during any period of 45 consecutive Trading Days commencing after the Issuance Date on each such Trading Day (i) the Market Price of the Common Stock shall be at least 250% of the Conversion Price in effect on each such Trading Day, (ii) the Average Daily Trading Volume Threshold is met, (iii) no Event of Default shall have occurred or be continuing and no Repurchase Event shall have occurred with respect to which the Holder has the right to require repurchase of this Note pursuant to Article V or with respect to which the Holder has exercised such right and the Company shall not have paid or deposited in accordance with Section 7.10 the applicable Repurchase Price and (iv) the Registration Statement shall be effective and available for use by the Holder and the holders of the Warrants for the resale of shares of Common Stock issued or issuable upon conversion of this Note and upon exercise of the Warrants and is reasonably expected to remain effective and available for a reasonable period after such period of 45 Trading Days, and (2) the Company shall have furnished to the Holder a Company Certificate certifying the matters set forth in the immediately preceding clause (1), then thereafter the Company shall no longer be obligated to comply with this Section 3.17(a) and the Company shall pay the amounts withheld by reason of this Section 3.17(a), without interest, to the respective officers in equal monthly installments during the 12-month period following the date the Company Certificate described in the immediately preceding clause (2) was delivered to the Holder so long as such officer continues to serve in such position during such 12-month period.

(b) The Company shall use its best efforts to successfully complete a search for a qualified additional member of senior management and, subject to approval by the Board of Directors, to hire such additional member of senior management.  Until such time as such additional member of senior management has been hired the Board of Directors shall form a three person committee to supervise the management of the Company of which at least one person shall be a director designated as a member of the Board of Directors pursuant to Section 3.16, one person shall initially be John Atherly and the other person shall be Gary W. Jones.

(c) The Company shall use its best efforts to design, develop, manufacture and market the display, subsystem and personal display systems, and focus on funded research business consistent with Company’s business plan in effect on the Issuance Date of Other Notes and shall limit new market business development until the EBITDA Positive Quarter has occurred.

(d) Unless the Company’s “Statement of Company Policy Regarding Confidentiality and Securities Trades by Company Personnel” shall have been amended by the unanimous approval of the three person committee set forth in Section 3.17(b), all transactions in securities of the Company, including, without limitation, acquisitions, dispositions and transfers, by directors, officers, managers and all accounting and administrative personnel, must be pre-cleared by the office of the Chief Financial Officer of the Company and such persons shall be prohibited from making any trades in Company securities during the period commencing 15 days prior to the end of each fiscal quarter and ending on the third Business Day after the financial results of the Company for such fiscal quarter are publicly released.

ARTICLE IV

EVENTS OF DEFAULT

4.1 If any of the following events of default (each, an “Event of Default”) shall occur:

(a) Failure to Pay Principal, Interest, Etc. The Company fails (1) to pay the principal, the Optional Redemption Price or the Repurchase Price hereof when due, whether at maturity, upon acceleration or otherwise, as applicable, or (2) to pay any installment of interest hereon when due and, in the case of this clause (2) of this Section 4.1(a) only, such failure continues for a period of five Business Days after the due date thereof; or

(b) Conversion and the Shares. The Company fails to issue or cause to be issued shares of Common Stock to the Holder or the holder of any Other Note upon exercise of the conversion rights of the Holder or such holder or to the holder of any Warrant or Other Warrant upon exercise of the purchase rights of the holder thereof, in any such case within five Trading Days after the due date therefor in accordance with the terms of this Note, any Other Note or any Warrant or Other Warrant or fails to transfer any certificate for any such shares of Common Stock or any shares of Common Stock issued in payment of interest on this Note or any Other Note as and when required by this Note and the Note Purchase Agreement or any Other Note or Other Note Purchase Agreement, as the case may be; or

(c) Breach of Covenant. The Company (1) fails to comply with Sections 3.1, 3.2, 3.8, 3.9, 3.12, 3.13, 3.15, 3.16 or 3.17(a) (2) fails to comply in any material respect with any provision of Article III of this Note (other than Sections 3.1, 3.2, 3.8, 3.9, 3.12, 3.13, 3.15, 3.16 or 3.17(a)) or breaches any other material covenant or other material term or condition of this Note or any of the other Transaction Documents (other than as specifically provided in clauses (a), (b) or (c)(1) of this Section 4.1), and in the case of this clause (2) of this Section 4.1(c) only, such breach continues for a period of ten days after written notice thereof to the Company from the Holder; or

(d) Breach of Representations and Warranties. Any representation or warranty of the Company made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Transaction Documents) shall be false or misleading in any material respect when made; or

(e) Certain Voluntary Proceedings. The Company or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due or shall admit in writing its inability generally to pay its debts as they become due; or

(f) Certain Involuntary Proceedings. An involuntary case or other proceeding shall be commenced against the Company or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days; or

(g) Judgments. Any court of competent jurisdiction shall enter one or more final judgments against the Company or any Subsidiary or any of their respective properties or other assets in an aggregate amount in excess of $250,000, which is not vacated, bonded, stayed, discharged, satisfied or waived for a period of 30 consecutive days; or

(h) Default Under Other Agreements and Instruments. (1) The Company or any Subsidiary shall (i) default in any payment with respect to any Indebtedness for borrowed money (other than this Note) which Indebtedness has an outstanding principal amount in excess of $250,000, individually or $500,000 in the aggregate, for the Company and its Subsidiaries, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement, covenant or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated maturity and such default or event shall continue beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created (after giving effect to any consent or waiver obtained and then in effect thereunder); or (2) any Indebtedness of the Company or any Subsidiary which has an outstanding principal amount in excess of $250,000, individually or $500,000 in the aggregate, shall, in accordance with its terms, be declared to be due and payable, or required to be prepaid other than by a regularly scheduled or required payment prior to the stated maturity thereof; or

(i) Security Agreements. The occurrence of any “Event of Default” as defined in the Security Agreements or any breach or failure by the Company to perform its obligations under the Lockbox Agreement; or

(j) Delisting of Common Stock. The Common Stock shall cease to be listed on any of Nasdaq Capital Market, Nasdaq, the NYSE, the AMEX, the Over-The-Counter Bulletin Board, the Pink Sheets, LLC or any similar organization;

then, (W) upon the occurrence and during the continuation of any Event of Default specified in clause (a), (b), (c), (d), (g), (h), (i) or (j) of this Section 4.1, at the option of the Holder the Company shall, and upon the occurrence of any Event of Default specified in clause (e) or (f) of this Section 4.1, the Company shall, in any such case, pay to the Holder an amount equal to the sum of (1) the outstanding principal amount of this Note plus (2) accrued and unpaid interest on such principal amount to the date of payment plus (3) accrued and unpaid Default Interest, if any, thereon at the rate provided in this Note to the date of payment, (X) all other amounts payable hereunder or under any of the other Transaction Documents shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, reasonable legal fees and expenses, of collection, (Y) the Collateral Agent shall be entitled to exercise all rights and remedies under the Security Agreement, and (Z) the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

ARTICLE V

REPURCHASE UPON A REPURCHASE EVENT

5.1 Repurchase Right Upon Repurchase Event. If a Repurchase Event occurs, in addition to any other right of the Holder, the Holder shall have the right, at the Holder’s option, to require the Company to repurchase all of this Note, or any portion hereof on the repurchase date that is five Business Days after the date of the Holder Notice delivered with respect to such Repurchase Event. The Holder shall have the right to require the Company to repurchase all or any such portion of this Note if a Repurchase Event occurs at any time while any portion of the principal amount of this Note is outstanding at a price equal to the Repurchase Price. If the Holder exercises its right to require the repurchase of less than all of the outstanding principal amount of this Note, the Holder may specify the manner in which the principal amount repurchased shall be allocated between the outstanding installments of principal.

5.2 Notices; Method of Exercising Repurchase Rights, Etc. (a) On or before the fifth Business Day after the occurrence of a Repurchase Event, the Company shall give to the Holder a Company Notice of the occurrence of the Repurchase Event and of the repurchase right set forth herein arising as a result thereof. Such Company Notice shall set forth:

(i) the date by which the repurchase right must be exercised, and

(ii) a description of the procedure (set forth in this Section 5.2) which the Holder must follow to exercise the repurchase right.

No failure of the Company to give a Company Notice or defect therein shall limit the Holder’s right to exercise the repurchase right or affect the validity of the proceedings for the repurchase of this Note or portion hereof.

(b) To exercise the repurchase right, the Holder shall deliver to the Company on or before the 30th day after a Company Notice (or if no such Company Notice has been given, within 40 days after the Holder first learns of the Repurchase Event) (i) a Holder Notice setting forth the name of the Holder and the principal amount of this Note to be repurchased, which amount may be allocated between the installments of principal outstanding at such time as determined by the Holder in its sole discretion, and (ii) this Note, duly endorsed for transfer to the Company of the portion of the outstanding principal amount of this Note to be repurchased. A Holder Notice may be revoked by the Holder at any time prior to the time the Company pays the applicable Repurchase Price to the Holder.

(c) If the Holder shall have given a Holder Notice, then on the date which is five Business Days after the date such Holder Notice is given (or such later date as the Holder surrenders this Note) the Company shall make payment in immediately available funds of the applicable Repurchase Price to such account as specified by the Holder in writing to the Company at least one Business Day prior to the applicable repurchase date.

5.3 Other. (a) If the Company fails to repurchase on the applicable repurchase date this Note (or portion hereof) as to which the repurchase right has been properly exercised pursuant to this Article V, then the Repurchase Price for the portion (which, if applicable, may be all) of this Note which is required to have been so repurchased shall bear interest to the extent not prohibited by applicable law from the applicable repurchase date until paid at the Default Rate.

(b) If a portion of this Note is to be repurchased, upon surrender of this Note to the Company in accordance with the terms of this Article V, the Company shall execute and deliver to the Holder without service charge, a new Note or Notes, having the same date hereof and containing identical terms and conditions, in such denomination or denominations as requested by the Holder in aggregate principal amount equal to, and in exchange for, the unrepurchased portion of the principal amount of the Note so surrendered.

(c) A Holder Notice given by the Holder shall be deemed for all purposes to be in proper form unless the Company notifies the Holder within three Business Days after such Holder Notice has been given (which notice shall specify all defects in such Holder Notice), and any Holder Notice containing any such defect shall nonetheless be effective on the date given if the Holder promptly undertakes to correct all such defects. No such claim of defect shall limit or delay performance of the Company’s obligation to repurchase any portion of this Note, the repurchase of which is not in dispute.

ARTICLE VI

CONVERSION

6.1 Right to Convert. Subject to and upon compliance with the provisions of this Note, the Holder shall have the right, at the Holder’s option, at any time prior to the close of business on the Final Maturity Date (except that, if the Holder shall have exercised repurchase rights under Sections 5.1 and 5.2 or the Company shall have exercised its redemption rights under Section 2.1, such conversion right shall terminate with respect to the portion of this Note to be repurchased or redeemed, as the case may be, at the close of business on the last Trading Day prior to the later of (x) the date the Company is required to make such repurchase or the Optional Redemption Date, as the case may be, and (y) the date the Company pays or deposits in accordance with Section 7.10 the applicable Repurchase Price or the Optional Redemption Price unless in any such case the Company shall default in payment due upon repurchase or redemption hereof) to convert the principal amount of this Note, or any portion of such principal amount which is at least $1,000 (or such lesser principal amount of this Note as shall be outstanding at such time), plus accrued and unpaid interest, into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing (1) the sum of (x) the principal amount of this Note or portion thereof being converted plus (y) accrued and unpaid interest on the portion of the principal amount of this Note being converted to the applicable Conversion Date plus (z) accrued and unpaid Default Interest, if any, on the amount referred to in the immediately preceding clause (y) to the applicable Conversion Date by (2) the Conversion Price in effect on the applicable Conversion Date, by giving a Conversion Notice in the manner provided in Section 6.2; provided, however, that, if at any time this Note is converted in whole or in part pursuant to this Section 6.1, the Company does not have available for issuance upon such conversion as authorized and unissued shares or in its treasury at least the number of shares of Common Stock required to be issued pursuant hereto, then, at the election of the Holder made by notice from the Holder to the Company, this Note (or portion hereof as to which conversion has been requested), to the extent that sufficient shares of Common Stock are not then available for issuance upon conversion, shall be converted into the right to receive from the Company, in lieu of the shares of Common Stock into which this Note or such portion hereof would otherwise be converted and which the Company is unable to issue, payment in an amount equal to the product obtained by multiplying (x) the number of shares of Common Stock which the Company is unable to issue times (y) the arithmetic average of the Market Price for the Common Stock during the five consecutive Trading Days immediately prior to the applicable Conversion Date. Any such payment shall, for all purposes of this Note, be deemed to be a payment of principal plus a premium equal to the total amount payable less the principal portion of this Note converted as to which such payment is required to be made because shares of Common Stock are not then available for issuance upon such conversion. The Holder is not entitled to any rights of a holder of Common Stock until the Holder has converted this Note to Common Stock, and only to the extent this Note is deemed to have been converted to Common Stock under this Article VI. For purposes of Sections 6.5 and 6.6, whenever a provision references the shares of Common Stock into which this Note (or a portion hereof) is convertible or the shares of Common Stock issuable upon conversion of this Note (or a portion hereof) or words of similar import, any determination required by such provision shall be made as if a sufficient number of shares of Common Stock were then available for issuance upon conversion in full of this Note.

6.2 Exercise of Conversion Privilege; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends. (a) In order to exercise the conversion privilege with respect to this Note, the Holder shall give a Conversion Notice (or such other notice which is acceptable to the Company) to the Company and the Transfer Agent or to the office or agency designated by the Company for such purpose by notice to the Holder. A Conversion Notice may be given by telephone line facsimile transmission to the numbers set forth on the form of Conversion Notice. In connection with any conversion of this Note, the Holder may allocate such conversion between the outstanding installments of principal as determined by the Holder in its sole discretion, as set forth in a particular Conversion Notice.

(b) As promptly as practicable, but in no event later than three Trading Days, after a Conversion Notice is given, the Company shall issue and shall deliver to the Holder or the Holder’s designee the number of full shares of Common Stock issuable upon such conversion of this Note or portion hereof in accordance with the provisions of this Article and deliver a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section 6.2(f) and, if applicable, any cash payment required pursuant to the proviso to the first sentence of Section 6.1 (which payment, if any, shall be paid no later than three Trading Days after the applicable Conversion Date). In lieu of delivering physical certificates for the shares of Common Stock issuable upon any conversion of this Note, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder, the Company shall use commercially reasonable efforts to cause its transfer agent electronically to transmit such shares of Common Stock issuable upon conversion to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) broker with DTC through its Deposit Withdrawal Agent Commission system (provided that the same time periods herein as for stock certificates shall apply).

(c) Each conversion of this Note (or portion hereof) shall be deemed to have been effected on the applicable Conversion Date, and the person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on such Conversion Date the holder of record of the shares represented thereby; provided, however, that if a Conversion Date is a date on which the stock transfer books of the Company shall be closed such conversion shall constitute the person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the applicable Conversion Date.  Upon conversion of this Note or any portion hereof, the accrued and unpaid interest on this Note (or portion hereof) to (but excluding) the applicable Conversion Date shall be deemed to be paid to the Holder of this Note through receipt of such number of shares of Common Stock issued upon conversion of this Note or portion hereof as shall have an aggregate Current Fair Market Value on the Trading Day immediately preceding such Conversion Date equal to the amount of such accrued and unpaid interest.

(d) A Conversion Notice shall be deemed for all purposes to be in proper form absent timely notice from the Company to the Holder of manifest error therein. The Company shall notify the Holder of any claim by the Company of manifest error in a Conversion Notice within two Trading Days after the Holder gives such Conversion Notice (which notice from the Company shall specify all defects in the Conversion Notice) and no such claim of error shall limit or delay performance of the Company’s obligation to issue upon such conversion the number of shares of Common Stock which are not in dispute. Time shall be of the essence in the giving of any such notice by the Company. Any Conversion Notice containing any such defect shall nonetheless be effective on the date given if the Holder promptly undertakes to correct all such defects. The Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock or other securities or property on conversion of this Note in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Company the full amount of any such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Holder shall be responsible for the amount of any withholding tax payable in connection with any conversion of this Note.

(e) (1) If the Holder shall have given a Conversion Notice in accordance with the terms of this Note, the Company’s obligation to issue and deliver the shares of Common Stock upon such conversion shall be absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the Holder, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such conversion; provided, however, that nothing herein shall limit or prejudice the right of the Company to pursue any such claim in any other manner permitted by applicable law. The occurrence of an event which requires an adjustment of the Conversion Price as contemplated by Section 6.3 shall in no way restrict or delay the right of the Holder to receive certificates for Common Stock upon conversion of this Note and the Company shall use its best efforts to implement such adjustment on terms reasonably acceptable to the Holder within two Trading Days of such occurrence.

(2) If in any case the Company shall fail to issue and deliver the shares of Common Stock to the Holder in connection with a particular conversion of this Note within five Trading Days after the Holder gives the Conversion Notice for such conversion, in addition to any other liabilities the Company may have hereunder and under applicable law (A) the Company shall pay or reimburse the Holder on demand for all out-of-pocket expenses, including, without limitation, reasonable fees and expenses of legal counsel, incurred by the Holder as a result of such failure, (B) if as a result of such failure the Holder shall suffer any direct damages or liabilities from such failure (including, without limitation, margin interest and the cost of purchasing securities to cover a sale (whether by the Holder or the Holder’s securities broker) or borrowing of shares of Common Stock by the Holder for purposes of settling any trade involving a sale of shares of Common Stock made by the Holder during the period beginning on the Issuance Date and ending on the date the Company delivers or causes to be delivered to the Holder such shares of Common Stock), then the Company shall upon demand of the Holder pay to the Holder an amount equal to the actual direct, out-of-pocket damages and liabilities suffered by the Holder by reason thereof which the Holder documents to the reasonable satisfaction of the Company, and (C) the Holder may by written notice (which may be given by mail, courier, personal service or telephone line facsimile transmission), given at any time prior to delivery to the Holder of the shares of Common Stock issuable in connection with such exercise of the Holder’s conversion right, rescind such exercise and the Conversion Notice relating thereto, in which case the Holder shall thereafter be entitled to convert that portion of this Note as to which such exercise is so rescinded and to exercise its other rights and remedies with respect to such failure by the Company. Notwithstanding the foregoing the Company shall not be liable to the Holder under clause (B) of the immediately preceding sentence to the extent the failure of the Company to deliver or to cause to be delivered such shares of Common Stock results from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, or any similar event outside the control of the Company (it being understood that the action or failure to act of the Transfer Agent shall not be deemed an event outside the control of the Company except to the extent resulting from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, or any similar event outside the control of the Transfer Agent or the bankruptcy, liquidation or reorganization of the Transfer Agent under any bankruptcy, insolvency or other similar law). In the case of the Company’s failure to issue and deliver or cause to be delivered the shares of Common Stock to the Holder within three Trading Days of a particular conversion of the Note, the amount payable by the Company pursuant to clause (B) of this Section 6.2(e)(2) with respect to such conversion shall be reduced by the amount of payments previously paid by the Company to the Holder pursuant to Section 8(a)(4) of the Purchase Agreement with respect to such conversion. The Holder shall notify the Company in writing (or by telephone conversation, confirmed in writing) as promptly as practicable following the third Trading Day after the Holder gives a Conversion Notice if the Holder becomes aware that such shares of Common Stock so issuable have not been received as provided herein, but any failure so to give such notice shall not affect the Holder’s rights under this Note or otherwise. If the Holder shall have exercised the conversion right in any particular instance and either (1) the Company shall notify the Holder on or after the date the Holder gives such Conversion Notice that the shares of Common Stock issuable upon such conversion might not be delivered within three Trading Days after the date the Holder gives such Conversion Notice or (2) the Holder learns after the date which is three Trading Days after the date the Holder gives such Conversion Notice that the Holder has not received such shares of Common Stock, then, without releasing the Company of its obligations with respect thereto, from and after the Trading Day next succeeding the earlier of the events described in the preceding clauses (1) and (2) of this sentence the Holder shall make reasonable efforts not to sell shares of Common Stock in anticipation of receipt of such shares of Common Stock in a manner which is likely to increase materially the liability of the Company under clause (B) of the first sentence of this Section 6.2(e)(2).

(f) No fractional shares of Common Stock shall be issued upon conversion of this Note but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of such conversion, the Company may round the number of shares of Common Stock issued on such conversion up to the next highest whole share or may pay lawful money of the United States of America for such fractional share, based on a value of one share of Common Stock being equal to the Market Price of the Common Stock on the applicable Conversion Date.

6.3 Adjustment of Conversion Price. The Conversion Price shall be adjusted from time to time by the Company as follows:

(a) Adjustments for Certain Dividends and Distributions in Common Stock. In case the Company shall on or after the Issuance Date pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this Section 6.3(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

(b) Weighted Adjustments for Certain Issuances of Rights or Warrants. In case the Company shall on or after the Issuance Date issue rights or warrants (other than any rights or warrants referred to in Section 6.3(d)) to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within 45 days after the date fixed for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price on the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such

Current Market Price, and the denominator shall be the number of shares of Common Stock outstanding on the close of business on the Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holder to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors. Notwithstanding the foregoing, if any of the adjustments as set forth in this Section 6.3(b) will require the Company to seek stockholder approval pursuant to Rule 713 of the AMEX and such stockholder approval has not yet been obtained, then the adjustment shall not take effect until such stockholder approval is obtained. The Company shall use its commercially reasonable best efforts to obtain, as promptly as practicable, but in no event later than 90 days thereafter, the stockholder approval that is necessary under the rules of the AMEX.

(c) Adjustments for Certain Subdivisions of the Common Stock. In case the outstanding shares of Common Stock shall on or after the Issuance Date be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the earlier of the day following the day upon which such subdivision becomes effective and the day on which “ex-” trading of the Common Stock begins with respect to such subdivision shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the earlier of the day following the day upon which such combination becomes effective and the day on which “ex-” trading of the Common Stock with respect to such combination begins shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the earlier of the day following the day upon which such subdivision or combination becomes effective and the day on which “ex-” trading of the Common Stock begins with respect to such subdivision or combination.

(d) Adjustments for Certain Dividends and Distributions. In case the Company shall on or after the Issuance Date, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 6.3(a) applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding any rights or warrants referred to in Section 6.3(b) and dividends and distributions paid exclusively in cash and excluding any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation to which Section 6.6 applies) (the foregoing hereinafter in this Section 6.3(d) called the “Securities”)), then, in each such case, subject to the second paragraph of this Section 6.3(d), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction of which the numerator shall be the Current Market Price on such date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) on such date of the portion of the Securities so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the Record Date; provided, however, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holder shall have the right to receive upon conversion of this Note (or any portion hereof) the amount of Securities such holder would have received had such holder converted this Note (or portion hereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 6.3(d) by reference to the actual or when issued trading market for any Securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price, to the extent possible.

Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall not be deemed to have been distributed for purposes of this Section 6.3 (and no adjustment to the Conversion Price under this Section 6.3 will be required) until the occurrence of the earliest Trigger Event. If any such rights or warrants, including any such existing rights or warrants distributed prior to the Issuance Date, are subject to Trigger Events, upon the satisfaction of each of which such rights or warrants shall become exercisable to purchase different securities, evidences of indebtedness or other assets, then the occurrence of each such Trigger Event shall be deemed to be such date of issuance and record date with respect to new rights or warrants (and a termination or expiration of the existing rights or warrants without exercise by the holder thereof) (so that, by way of illustration and not limitation, the dates of issuance of any such rights shall be deemed to be the dates on which such rights become exercisable to purchase capital stock of the Company, and not the date on which such rights may be issued, or may become evidenced by separate certificates, if such rights are not then so exercisable). In addition, in the event of any distribution of rights or warrants, or any Trigger Event with respect thereto, that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 6.3 was made (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

For purposes of this Section 6.3(d) and Sections 6.3(a) and (b), any dividend or distribution to which this Section 6.3(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 6.3(b) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which Section 6.3(b) applies (and any Conversion Price reduction required by this Section 6.3(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 6.3(a) and (b) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as “the date fixed for the determination of stockholders entitled to receive such dividend or other distribution”, “Record Date fixed for such determination” and “Record Date” within the meaning of Section 6.3(a) and as “the date fixed for the determination of stockholders entitled to receive such rights or warrants”, “the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants” and “such Record Date” within the meaning of Section 6.3(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the Record Date fixed for such determination” within the meaning of Section 6.3(a).

(e) Adjustments for Certain Cash Dividends. In case the Company shall on or after the Issuance Date, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 6.5 applies or as part of a distribution referred to in Section 6.3(d)) in an aggregate amount that, combined with (1) the aggregate amount of any other such distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 6.3(e) has been made, and (2) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) of consideration payable in respect of any Tender Offer by the Company or any Subsidiary for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution, exceeds 1% of the product of (x) the Current Market Price on the Record Date with respect to such distribution times (y) the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date, unless the Company elects to reserve such cash for distribution to the Holder upon the conversion of this Note (and shall have made adequate provision) so that the Holder will receive upon such conversion, in addition to the shares of Common Stock to which the Holder is entitled, the amount of cash which the Holder would have received if the Holder had, immediately prior to the Record Date for such distribution of cash, converted this Note into Common Stock, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction (i) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (x) the excess of such combined amount over such 1% and (y) the number of shares of Common Stock outstanding on the Record Date and (ii) the denominator of which shall be equal to the Current Market Price on the Record Date; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holder shall have the right to receive upon conversion of this Note (or any portion hereof) the amount of cash the Holder would have received had the Holder converted this Note (or portion hereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

(f) Adjustment in Connection Sales by a Designated Person. (1) If at any time on or after the Issuance Date any Designated Person, directly or indirectly, sells, transfers or disposes of shares of Common Stock or Common Stock Equivalents other than a Permitted Designated Person Sale and on the Measurement Date for such sale, transfer or disposition the Conversion Price in effect on such Measurement Date is greater than the Computed Market Price on such Measurement Date, then, subject to the next succeeding sentence, the Conversion Price shall be reduced to such Computed Market Price, such adjustment to become effective immediately after the opening of business on the day following the Measurement Date. If a reduction of the Conversion Price pursuant to the immediately preceding sentence would require the Company to seek stockholder approval of the transactions contemplated by the Note Purchase Agreement pursuant to Rule 713 of the AMEX and the Stockholder Approval has not yet been obtained, then the Conversion Price shall be reduced to the lowest price permitted without such stockholder approval until such time as the Stockholder Approval is obtained at which time the Conversion Price shall be reduced to such Computed Market Price.

(2) The Company shall enter into an agreement with each Designated Person, on or before the date that is 30 days after the Issuance Date, pursuant to which each Designated Person shall agree that upon the written request of the Company or any Holder, the Designated Person shall provide the Company and such Holder, a written statement setting forth the dates, if any, upon which the Designated Person has sold, transferred or disposed of any shares of Common Stock or Common Stock Equivalents during such period as shall be reasonably requested by the Company or such Holder to determine whether or not a sale, transfer or disposition that requires an adjustment pursuant to Section 6.3(f)(1) has occurred. The Company shall instruct the Transfer Agent to inform the Company immediately upon the sale, transfer or disposition of any shares of Common Stock or Common Stock Equivalents by any Designated Person. The Company shall inform the Holder immediately by phone and electronic transmission upon becoming aware of any sale, transfer or disposition of any shares of Common Stock or Common Stock Equivalents by any Designated Person and will follow up with formal written notice to the Holder pursuant to Section 7.2.

(g) Additional Reductions in Conversion Price. The Company may make such reductions in the Conversion Price, in addition to those required by Sections 6.3(a), (b), (c), (d), (e) and (f), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

(h) De Minimus Adjustments. No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 6.3(h) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article VI shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.

No adjustment need be made for a change in the par value of the Common Stock or from par value to no par value or from no par value to par value.

(i)  Company Notice of Adjustments. Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly, but in no event later than five days thereafter, give a notice to the Holder setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, but which statement shall not include any information which would be material non-public information for purposes of the 1934 Act. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(j) Effectiveness of Certain Adjustments. In any case in which this Section 6.3 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder in connection with any conversion of this Note after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 6.2(f).

(k) Outstanding Shares. For purposes of this Section 6.3, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company other than dividends or distributions payable only in shares of Common Stock.

6.4 Effect of Reclassification, Consolidation, Merger or Sale.  (a) If any of the following events occur, namely:

(i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination),

(ii) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or

(iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Holder a written agreement providing that:

(x) this Note shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, statutory exchange, combination, sale or conveyance by the holder of the number of shares of Common Stock issuable upon conversion of this Note in full (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to convert this Note) immediately prior to such reclassification, change, consolidation, merger, statutory exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise such holder’s rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, combination, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (“non-electing share”), then for the purposes of this Section 6.4 the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares),

(y) in the case of any such successor or purchasing Person, upon such consolidation, merger, statutory exchange, combination, sale or conveyance such successor or purchasing Person shall be jointly and severally liable with the Company for the performance of all of the Company’s obligations under this Note and the Note Purchase Agreement and

(z) if registration or qualification is required under the 1933 Act or applicable state law for the public resale by the Holder of such shares of stock and other securities so issuable upon conversion of this Note, such registration or qualification shall be completed prior to such reclassification, change, consolidation, merger, statutory exchange, combination, sale or conveyance.

Such written agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. If, in the case of any such reclassification, change, consolidation, merger, statutory exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, statutory exchange, combination, sale or conveyance, then such written agreement shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holder as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including, to the extent practicable, the provisions providing for the repurchase rights set forth in Article V herein.

(b) The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, statutory exchanges, combinations, sales and conveyances.

(c) If this Section 6.4 applies to any event or occurrence, Section 6.3 shall not apply.

6.5 Reservation of Shares; Shares to Be Fully Paid; Listing of Common Stock.

(a) The Company shall reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock or shares of Common Stock held in treasury, solely for issuance upon conversion of this Note, and in addition to the shares of Common Stock required to be reserved by the terms of the Other Notes, Warrants and the Other Warrants, sufficient shares to provide for the conversion of this Note from time to time as this Note is converted.

(b) Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of this Note, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

(c) The Company covenants that all shares of Common Stock issued upon conversion of this Note will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(d) The Company covenants that if any shares of Common Stock to be provided for the purpose of conversion of, or payment of interest on, this Note hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion or in payment of interest, the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

(e) The Company covenants that, in the event the Common Stock shall be listed on the Nasdaq, the Nasdaq Capital Market, the NYSE, the AMEX or any other national securities exchange, the Company shall obtain and, so long as the Common Stock shall be so listed on such market or exchange, maintain approval for listing thereon of all Common Stock issuable upon conversion of or in payment of interest on this Note.

6.6 Notice to Holder Prior to Certain Actions. In case on or after the Issuance Date:

(a) the Company shall declare a dividend (or any other distribution) on its Common Stock (other than in cash out of retained earnings); or

(b) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

(c) the Board of Directors shall authorize any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or any consolidation or merger or other business combination transaction to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale or transfer of all or substantially all of the assets of the Company; or

(d) there shall be pending the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall give the Holder, as promptly as possible but in any event at least ten Trading Days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, other business combination transaction, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record who shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, other business combination transaction, sale, transfer, dissolution, liquidation or winding-up shall be determined. Such notice shall not include any information which would be material non-public information for purposes of the 1934 Act. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. In the case of any such action of which the Company gives such notice to the Holder or is required to give such notice to the Holder, the Holder shall be entitled to give a Conversion Notice which is contingent on the completion of such action.

6.7 Restricted Ownership Percentage Limitation. (a) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired at any time by the Holder upon conversion of the Note shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such Holder (other than by virtue of the ownership of securities or rights to acquire securities (including the Warrants) that have limitations on the holder’s right to convert, exercise or purchase similar to the limitation set forth herein (the “Excluded Shares”)), together with all shares of Common Stock beneficially owned at such time (other than by virtue of the ownership of Excluded Shares) by Persons whose beneficial ownership of Common Stock would be aggregated with the beneficial ownership by the Holder for purposes of determining whether a group exists or for purposes of determining the Holder’s beneficial ownership (the “Aggregation Parties”), in either such case for purposes of Section 13(d) of the 1934 Act and Regulation 13D-G thereunder (including, without limitation, as the same is made applicable to Section 16 of the 1934 Act and the rules promulgated thereunder), would result in beneficial ownership by the Holder or such group of more than 9.9% of the shares of Common Stock for purposes of Section 13(d) or Section 16 of the 1934 Act and the rules promulgated thereunder (as the same may be modified by a particular Holder as provided herein, the “Restricted Ownership Percentage”). The Holder shall have the right (x) at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Company in the event and only to the extent that Section 16 of the 1934 Act or the rules promulgated thereunder (or any successor statute or rules) is changed to reduce the beneficial ownership percentage threshold thereunder to a percentage less than 10% and (y) at any time and from time to time, to increase its Restricted Ownership Percentage unless such Holder shall have, by written instrument delivered to the Company, irrevocably waived its rights to so increase its Restricted Ownership Percentage. If at any time the limits in this Section 6.7 make the Note inconvertible in whole or in part, the Company shall not by reason thereof be relieved of its obligation to issue shares of Common Stock at any time or from time to time thereafter upon conversion of the Note as and when shares of Common Stock may be issued in compliance with such restrictions.

(b) For purposes of this Section 6.7, in determining the number of outstanding shares of Common Stock at any time the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s then most recent Form 10-Q, Form 10-K or other public filing with the SEC, as the case may be, (2) a public announcement by the Company that is later than any such filing referred to in the preceding clause (1) or (3) any other notice by the Company or its transfer agent setting forth the number shares of Common Stock outstanding and knowledge the Holder may have about the number of shares of Common Stock issued upon conversions or exercises of this Note, the Other Notes, the Warrants, the Other Warrants or other Common Stock Equivalents by any Person, including the Holder, which are not reflected in the information referred to in the preceding clauses (1) through (3). Upon the written request of any Holder, the Company shall within three Business Days confirm in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of Common Stock Equivalents, including the Notes and the Warrants, by the Holder or its Affiliates, in each such case subsequent to, the date as of which such number of outstanding shares of Common Stock was reported.

ARTICLE VII

MISCELLANEOUS

7.1 Failure or Indulgency Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available. The Company stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Note are not and will not be adequate, and that such terms may be specifically enforced (x) by a decree for the specific performance of any agreement contained herein, including, without limitation, a decree for issuance of the shares of Common Stock (or other securities) issuable upon conversion of this Note or (y) by an injunction against a violation of any of the terms hereof or (z) otherwise.

7.2 Notices. Except as otherwise specifically provided herein, any notice herein required or permitted to be given shall be in writing and may be personally served, sent by telephone line facsimile transmission or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served, sent by telephone line facsimile transmission or sent by courier or three days after being deposited in the facilities of the United States Postal Service, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address and facsimile line transmission number of the Holder shall be as furnished by the Holder for such purpose and shown on the records of the Company; and the address of the Company shall be eMagin Corporation, 10500 N.E. 8th Street, Suite 1400, Bellevue, WA 98004, Attention: Chief Financial Officer (telephone line facsimile number (425) 749-3601. The Holder or the Company may change its address for notice by service of written notice to the other as herein provided.

7.3 Amendment, Waiver. (a) Neither this Note or any Other Note nor any terms hereof or thereof may be changed, amended, discharged or terminated unless such change, amendment, discharge or termination is in writing signed by the Company and the Majority Holders, provided that no such change, amendment, discharge or termination shall, without the consent of the Holder and the holders of the Other Notes affected thereby (i) extend the scheduled Installment Maturity Date or Final Maturity Date of this Note or any Other Note, or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) hereon or thereon or reduce the principal amount hereof or thereof or the Repurchase Price or the Optional Redemption Price hereof or thereof, (ii) increase or decrease the Conversion Price except as set forth in this Note, (iii) release the Collateral or reduce the amount of Collateral required to be deposited or maintained by the Company pursuant to the Security Agreement, except as expressly provided in the Security Agreement, (iv) amend, modify or waive any provision of this Section 7.3 or (iv) reduce any percentage specified in, or otherwise modify, the definition of Majority Holders. Notwithstanding anything to the contrary contained herein, no amendment or waiver shall increase or eliminate the Restricted Ownership Percentage, whether permanently or temporarily, unless, in addition to complying with the other requirements of this Note, such amendment or waiver shall have been approved in accordance with the General Corporation Law of the State of Delaware and the Company’s By-laws by holders of the outstanding shares of Common Stock entitled to vote at a meeting or by written consent in lieu of such meeting.

(b) Any term or condition of this Note may be waived by the Holder or the Company at any time if the waiving party is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Note, in any one or more instances, will be deemed to be or construed as a waiver of the same or any other term or condition of this Note on any future occasion.

7.4 Assignability. This Note shall be binding upon the Company and its successors, and shall inure to the benefit of and be binding upon the Holder and its successors and permitted assigns. The Company may not assign its rights or obligations under this Note.

7.5 Certain Expenses.  The Company shall pay on demand all expenses incurred by the Holder, including reasonable attorneys’ fees and expenses, as a consequence of, or in connection with (x) any amendment or waiver of this Note or any other Transaction Document, (y) any default or breach of any of the Company’s obligations set forth in the Transaction Documents and (z) the enforcement or restructuring of any right of, including the collection of any payments due, the Holder under the Transaction Documents, including any action or proceeding relating to such enforcement or any order, injunction or other process seeking to restrain the Company from paying any amount due the Holder.

7.6 Governing Law. This Note shall be governed by the internal laws of the State of New York, without regard to the principles of conflict of laws.

7.7 Transfer of Note. This Note has not been and is not being registered under the provisions of the 1933 Act or any state securities laws and this Note may not be transferred prior to the end of the holding period applicable to sales hereof under Rule 144(k) unless (1) the transferee is an “accredited investor” (as defined in Regulation D under the 1933 Act) and (2) the Holder shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that this Note may be sold or transferred without registration under the 1933 Act. Prior to any such transfer, such transferee shall have represented in writing to the Company that such transferee has requested and received from the Company all information relating to the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries deemed relevant by such transferee; that such transferee has been afforded the opportunity to ask questions of the Company concerning the foregoing and has had the opportunity to obtain and review the reports and other information concerning the Company which at the time of such transfer have been filed by the Company with the SEC pursuant to the 1934 Act. If such transfer is intended to assign the rights and obligations under Section 5, 8, 9 and 10 of the Note Purchase Agreement, such transfer shall otherwise be made in compliance with Section 10(j) of the Note Purchase Agreement.

7.8 Enforceable Obligation. The Company represents and warrants that at the time of the original issuance of this Note it received the full purchase price payable pursuant to the Note Purchase Agreement in an amount at least equal to the original principal amount of this Note, and that this Note is an enforceable obligation of the Company which is not subject to any offset, reduction, counterclaim or disallowance of any sort.

7.9 Note Register; Replacement of Notes. The Company shall maintain a register showing the names, addresses and telephone line facsimile numbers of the Holder and the registered holders of the Other Notes. The Company shall also maintain a facility for the registration of transfers of this Note and the Other Notes and at which this Note and the Other Notes may be surrendered for split up into instruments of smaller denominations or for combination into instruments of larger denominations. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Note and (a) in the case of loss, theft or destruction, of indemnity from the Holder reasonably satisfactory in form to the Company (and without the requirement to post any bond or other security) or (b) in the case of mutilation, upon surrender and cancellation of this Note, the Company will execute and deliver to the Holder a new Note of like tenor without charge to the Holder.

7.10 Payment of Note on Redemption or Repurchase; Deposit of Optional Redemption Price or Repurchase Price, Etc. (a) If this Note or any portion of this Note is to be redeemed as provided in Section 2.1 or repurchased as provided in Sections 5.1 and 5.2 and any notice required in connection therewith shall have been given as provided therein and the Company shall have otherwise complied with the requirements of this Note with respect thereto, then this Note or the portion of this Note to be so redeemed or repurchased and with respect to which any such notice has been given shall become due and payable on the date stated in such notice at the Optional Redemption Price or Repurchase Price. On and after the Optional Redemption Date or repurchase date so stated in such notice, provided that the Company shall have deposited with an Eligible Bank on or prior to such Optional Redemption Date or repurchase date, an amount in cash sufficient to pay the Optional Redemption Price or Repurchase Price, interest on this Note or the portion of this Note to be so redeemed or repurchased shall cease to accrue, and this Note or such portion hereof shall be deemed not to be outstanding and shall not be entitled to any benefit with respect to principal of or interest on the portion to be so redeemed or repurchased except to receive payment of the Optional Redemption Price or Repurchase Price. On presentation and surrender of this Note or such portion hereof, this Note or the specified portion hereof shall be paid and repurchased at the Optional Redemption Price or Repurchase Price. If a portion of this Note is to be redeemed or repurchased, upon surrender of this Note to the Company in accordance with the terms hereof, the Company shall execute and deliver to the Holder without service charge, a new Note or Notes, having the same date hereof and containing identical terms and conditions, in such denomination or denominations as requested by the Holder in aggregate principal amount equal to, and in exchange for, the unredeemed or unrepurchased portion of the principal amount of this Note so surrendered.

(b) Upon the payment in full of all amounts payable by the Company under this Note or the deposit thereof as provided in Section 7.10(a), thereafter the obligations of the Company under this Note shall be as set forth in this Article VII, and, in the case of such deposit, to pay the Repurchase Price, from the funds so deposited. Upon such payment or deposit, any Event of Default which occurred prior to such payment or deposit by reason of one or more provisions of this Note with which the Company thereafter is no longer obligated to comply, then shall no longer exist.

7.11 Conversion Schedule. Promptly after each conversion of this Note pursuant to Section 6, the Holder shall record on a schedule, in substantially the form attached as Exhibit E, the amount by which the outstanding principal of this Note has been reduced by reason of such conversion. Such schedule shall be conclusive and binding on the Company the Holder, in the absence of manifest error. The Holder shall from time to time, upon request made by notice from the Company, furnish a copy of such schedule to the Company. The Holder shall also furnish a copy of such schedule upon request to any proposed transferee of this Note.

7.12 Construction. The language used in this Note will be deemed to be the language chosen by the Company and the original Holder of this Note (or its predecessor instrument) to express their mutual intent, and no rules of strict construction will be applied against the Company or the Holder.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by its duly authorized officer on of the day and in the year first above written.

EMAGIN CORPORATION

By:	/s/ Dr. K.C. Park
Dr. K.C. Park
Interim Chief Executive Officer

ASSIGNMENT

FOR VALUE RECEIVED, _________________________ hereby sell(s), assign(s) and transfer(s) unto _________________________ (Please insert social security or other Taxpayer Identification Number of assignee: ______________________________) the within Note, and hereby irrevocably constitutes and appoints _________________________ attorney to transfer the said Note on the books of eMagin Corporation, a Delaware corporation (the “Company”), with full power of substitution in the premises.

In connection with any transfer of the Note within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the 1933 Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the 1933 Act), the undersigned confirms that such Note is being transferred:

[	]	To the Company or a subsidiary thereof; or

[	]	To a “qualified institutional buyer” pursuant to and in compliance with Rule 144A; or

[	]	To an Accredited Investor pursuant to and in compliance with the 1933 Act; or

[	]	Pursuant to and in compliance with Rule 144 under the 1933 Act;

and unless the box below is checked, the undersigned confirms that, to the knowledge of the undersigned, such Note is not being transferred to an Affiliate of the Company.

[ ] The transferee is an Affiliate of the Company.

Capitalized terms used in this Assignment and not defined in this Assignment shall have the respective meanings provided in the Note.

Dated:	NAME:
Signature(s)

Exhibit A

COMPANY NOTICE
(Section 5.2(a) of 6% Senior Secured Convertible Note due 2007-2008)

TO:                             ______________________________
(Name of Holder)

(1) A Repurchase Event described in the 6% Senior Secured Convertible Note due 2007-2008 (the “Note”) of eMagin Corporation, a Delaware corporation (the “Company”), occurred on                     ,       . As a result of such Repurchase Event, the Holder is entitled to exercise its repurchase rights pursuant to Section 5.2 of the Note.

(2) The Holder’s repurchase right must be exercised on or before               ,        .

(3) At or before the date set forth in the preceding paragraph (2), the Holder must:

(a) deliver to the Company a Holder Notice, in the form attached as Exhibit B to the Note; and

(b) the Note, duly endorsed for transfer to the Company of the portion of the principal amount to be repurchased.

(4) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.

EMAGIN CORPORATION

Date:	By:	/s/

Title

Exhibit B

HOLDER NOTICE
(Section 5.2(b) of 6% Senior Secured Convertible Note due 2007-2008)

TO: EMAGIN CORPORATION

(1) Pursuant to the terms of the 6% Senior Secured Convertible Note due 2007-2008 (the “Note”), the undersigned Holder hereby elects to exercise its right to require repurchase by the Company pursuant to Sections 5.2(a) and 5.2(b) of $                          of the Note, equal to the sum of $                     principal amount of the Note, $                     of accrued and unpaid interest on such principal amount and $                     of Default Interest on the Note at the Repurchase Price provided in the Note.

(2) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.

NAME OF HOLDER:

Date:	By:	/s/
Signature of Registered Holder (Must be signed exactly as name appears in the Note.)

Exhibit C

NOTICE OF CONVERSION
OF 6% SENIOR SECURED CONVERTIBLE NOTE DUE 2007-2008
OF EMAGIN CORPORATION

To: eMagin Corporation 10500 N.E. 8th Street, Suite 1400 Bellevue, Washington 98004 Attention: Chief Financial Officer Facsimile No.: (425) 749-3601

1. Pursuant to the terms of the 6% Senior Secured Convertible Note Due 2007-2008 (the “Note”), the undersigned hereby elects to convert $_______________ of the Note, equal to the sum of $_______________ principal amount of the Note, $_______________ of accrued and unpaid interest on such principal amount and $_______________ of Default Interest on such interest into shares of Common Stock of eMagin Corporation, a Delaware corporation (the “Company”), at a Conversion Price per share equal to $_______________. Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.

2. The number of shares of Common Stock issuable upon the conversion of the Note to which this Notice relates is _______________ (the “Conversion Shares”).

3. Please issue a certificate or certificates for _______________ shares of Common Stock in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name	Name

Address	Address

SS or Tax ID Number	SS or Tax ID Number

Delivery Instructions
for Common Stock:__________________________________________________________________________________________________________________________________________________________________

Portions of installments of principal to which this conversion is allocated:

Due Initial Installment Date: $_________________
Due Maturity Date:                $_________________

NAME OF HOLDER:

Date:	By:	/s/
Signature of Registered Holder (Must be signed exactly as name appears in the Note.)

Exhibit D

OPTIONAL REDEMPTION NOTICE
(Section 2.1 of 6% Senior Secured
Convertible Note due 2007-2008)

TO:
(Name of Holder)

(1) Pursuant to the terms of the 6% Senior Secured Convertible Note due 2007-2008 (the “Note”), eMagin Corporation, a Delaware corporation (the “Company”), hereby notifies the above-named Holder that the Company is exercising its right to redeem the Note in accordance with Section 2.1 of the Note as set forth below:

(i) The principal amount of the Note to be redeemed is $             .

(ii) The Optional Redemption Price is $               .

(iii) The Optional Redemption Date is               .

(2) All of the conditions specified in Section 2.1 of the Note entitling the Company to call the Note for redemption have been satisfied.

(3) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.

EMAGIN CORPORATION

Date:	By:	/s/

Title

Exhibit E

EMAGIN CORPORATION

CONVERSION SCHEDULE

This Conversion Schedule shows reductions in the outstanding principal amount of the 6% Senior Secured Convertible Note due 2007-2008 (the “Note”) of eMagin Corporation, a Delaware corporation, upon conversions pursuant to Section 6 of the Note. Capitalized terms used in this Schedule and not otherwise defined herein shall have the respective meanings provided in the Note.

	Date of Conversion (or for first entry, the Issuance Date)	Principal Amount of Conversion (if applicable)	Principal Amount Remaining Subsequent to Conversion (or original Principal Amount)
1.

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